___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

BIOETHICS, LTD.

(Exact Name of Registrant as Specified in Charter)

Nevada	33-55254-41	87-0485312
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

182 S. 400 E. Alpine, Utah	84004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 228-7498

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2014, Bioethics, Ltd. (the “Company”) approved the conversion into common stock certain notes (the “Notes”) issued by the Company between January 18, 2010 and May 10, 2013. Subject to the terms and conditions contained therein, the Notes were converted into an aggregate of 105,000,000 shares of restricted common stock of the Company.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 above, on June 17, 2014, the Company issued 105,000,000 shares of common stock to a certain Noteholder (the “Shares”). The recipient of securities of the Company was an accredited investor, or is considered by the Company to be a “sophisticated person”, inasmuch as they possess such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of receiving securities of the Company. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of its securities as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.01. Change in Control of Registrant

On June 17, 2014, Bradly Petersen acquired 105,000,000 shares of the Company’s restricted common in connection with the conversion of the Notes described in Items 1.01 and 3.02 above. As a result of the aforementioned transaction, Mr. Petersen’s owns approximately 90% of the 116,000,000 issued and outstanding shares of the Company’s common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 18, 2014, Jed Beck resigned from the Board and as an officer of Bioethics, Ltd. (the “Company”). Mr. Beck has been the sole member of the Board and the Company’s Chief Executive Officer, President, and Secretary since the Company’s inception on December 18, 2008.

Also on June 18, 2014, Bradly Petersen was appointed to the Board of Directors. Mr. Petersen was also appointed as the Company’s President, Chief Executive Officer, and Secretary. A summary of Mr. Petersen’s business experience and background is as follows:

Bradly Petersen. Mr. Petersen, age 46, is the present Director of Outdoor Recreation for State of Utah, Office of Economic Development, a position he has held since July, 2013. From July 2011 to July 2013 Mr. Petersen served as the Chief Financial Officer for Lightspeed and CRI 2000, a major supplier to Costco and other retail stores. From July 2011 to July 2013. Mr. Petersen was the President and Founder of Wildwood Architectural Mill, a custom door and trim mill In January of 2005, which was sold in July of 2011. Mr. Petersen has a Bachelor’s degree from the University of Utah, and an MBA from the Thunderbird School of Global Management.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 17, 2014, the Board of Directors of the Company approved an amendment and restatement of the Company’s Articles of Incorporation attached hereto as Exhibit 3(i). The purpose of the amendment and restatement of the Articles of Incorporation was to:

(i)                 Increase the number of authorized shares of Preferred Stock to 10,000,000;

(ii)               Increase the number of authorized shares of Common Stock to 250,000,000;

(iii)             Set the par value of the Common and Preferred Stock to$0.001;

(iv)             Define, with respect to the Preferred Stock, the manner in which the Board may define the powers, preferences, rights, and restrictions thereof.

Also on June 17, 2014, the Board approved an amendment and restatement of the Company’s Bylaws, in the form attached hereto as Exhibit 3(ii).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i) Amended and Restated Articles of Incorporation of Bioethics, Ltd.

3(ii) Amended and Restated Bylaws of Bioethics, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioethics, Ltd.

Date: June 25, 2014
By: /s/ Bradly Petersen___
Bradly Petersen
Chief Executive Officer
and Principal Financial Officer